UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2017
THE AES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-11263725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.
On May 24, 2017, The AES Corporation (“AES” or the “Company”) entered into a $525 million credit agreement (the “Credit Agreement”), dated as of May 24, 2017, among The AES Corporation, as borrower, the banks listed therein (the “Banks”) and Barclays Bank PLC, as administrative agent (the “Agent”). The Credit Agreement provides for borrowings in an aggregate principal amount of up to $525 million (the “Facility”; and the loans thereunder, the “Loans”). The proceeds of the Facility will be used by the Company to refinance its existing 6.75% Term Convertible Trust Securities due 2029 (the “Term Trust Convertible Securities”) and for general corporate purposes.
Borrowings under the Facility are subject to customary conditions to borrowing and will bear interest at a variable annual rate based on LIBOR plus 2.00% or Base Rate plus 1.00%. The Facility will mature on the fifth anniversary of the closing date.
Subject to the following sentence, the Facility is voluntarily prepayable from time to time without premium or penalty. AES shall pay a prepayment premium in connection with any prepayment, repayment or amendment of the Loans with the proceeds of, or any conversion of the Loan into any new or replacement or amended tranche of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Loans, on or before the first anniversary of the closing date. Consistent with the terms of the Company’s existing revolver and term loan, the Facility is mandatorily prepayable with the net cash proceeds of certain dispositions of assets and upon the occurrence of a change of control.
The Credit Agreement also contains customary representations, covenants and events of default. Failure to meet the covenants beyond applicable grace periods could result in acceleration of the Loans and/or termination of the Facility.
The foregoing is a summary of certain terms of the Credit Agreement and is neither complete nor inclusive of all material terms. The foregoing summary of the Credit Agreement is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit

Exhibit Number	Exhibit Description

10.1	Credit Agreement dated as of May 24, 2017 among The AES Corporation, as borrower, the banks listed therein and Bank of America, N.A., as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
By:	/s/ Zafar A. Hasan
Name: Zafar A. Hasan
Title: Vice President and Chief Corporate Counsel
Date: May 24, 2017